Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:	Media	Investor
	Brian Alford	Matt Beasley
	(405) 553-6984	(405) 558-4600

Enable Midstream Partners Increases Quarterly
Distribution and Reaffirms 2015 Distribution Outlook

OKLAHOMA CITY — Enable Midstream Partners, LP (NYSE:ENBL) today announced that on July 22, 2015, the board of directors of its general partner declared a quarterly cash distribution of $0.316 per unit on all outstanding common and subordinated units for the quarter ended June 30, 2015, representing an increase of approximately 1 percent over the prior quarter distribution.

This distribution represents the fourth consecutive quarterly distribution increase since Enable Midstream paid its first quarterly distribution for the second quarter of 2014 and is an increase of approximately 10 percent over the partnership’s minimum quarterly distribution of $.2875 per unit.

The distribution will be paid Aug. 13, 2015, to unitholders of record at the close of business on Aug. 3, 2015.

The company also announced that is reaffirming its 2015 distribution guidance of 3 percent to 7 percent growth, as measured from the partnership’s fourth quarter 2014 distribution to the projected fourth quarter 2015 distribution. Additionally, the partnership plans to provide guidance for 2016 during its second quarter earnings call Wednesday, Aug. 5, 2015.

ABOUT ENABLE MIDSTREAM PARTNERS
The partnership owns, operates and develops strategically located natural gas and crude oil infrastructure assets. The partnership’s assets include approximately 12,300 miles of gathering pipelines, 13 major processing plants with approximately 2.3 billion cubic feet per day of processing capacity, approximately 7,900 miles of interstate pipelines (including Southeast Supply Header, LLC of which the partnership owns 50 percent), approximately 2,300 miles of intrastate pipelines and eight storage facilities comprising 87.5 billion cubic feet of storage capacity. For more information, visit EnableMidstream.com.

This release is intended to be a qualified notice under Treasury Regulation Section 1.1446- 4(b). Brokers and nominees should treat one hundred percent (100.0%) of Enable Midstream’s distributions to foreign investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, the partnership’s distributions to foreign investors are subject to federal income tax withholding at the highest applicable effective tax rate. Brokers and nominees, and not the Partnership, are treated as the withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.

FORWARD-LOOKING STATEMENTS
This press release may contain “forward-looking statements” within the meaning of the securities laws.  All statements, other than statements of historical fact, regarding Enable Midstream Partners’ strategy, future operations, financial position, estimated revenues, projected costs, prospects, plans and objectives of management are forward-looking statements.  These statements often include the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “forecast” and similar expressions and are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.  These forward-looking statements are based on Enable Midstream’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.  Enable Midstream assumes no obligation to and does not intend to update any forward-looking statements included herein.  When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading “Risk Factors” included in our SEC filings.  Enable Midstream cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond its control, incident to the ownership, operation and development of natural gas and crude oil infrastructure assets.  These risks include, but are not limited to, contract renewal risk, commodity price risk, environmental risks, operating risks, regulatory changes and the other risks described under “Risk Factors” in our SEC filings.  Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, Enable Midstream’s actual results and plans could differ materially from those expressed in any forward-looking statements.